EXHIBIT 23.A

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMP Incorporated:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 13, 1998 included or incorporated by reference in AMP Incorporated's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                             /s/    Arthur Andersen LLP


Philadelphia, PA
  May 6, 1998